      As filed with the Securities and Exchange Commission on May 17, 1996

                                                       Registration No. 333-
                                                                            ----

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              IDENTIX INCORPORATED
             (Exact name of registrant as specified in its charter)

                       CALIFORNIA                       94-2842496
             (State or other jurisdiction of         (I.R.S. employer
             incorporation or organization)          identification No.)

             510 NORTH PASTORIA AVENUE, SUNNYVALE, CALIFORNIA 94086
                    (Address of principal executive offices)


                              EQUITY INCENTIVE PLAN
                     NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plans)

                                JAMES P. SCULLION
                              IDENTIX INCORPORATED
                            510 NORTH PASTORIA AVENUE
                           SUNNYVALE, CALIFORNIA 94086
                     (Name and address of agent for service)

                                 (408) 739-2000
          (Telephone number, including area code, of agent for service)

                            Copy to: Richard Friedman
                         Heller Ehrman White & McAuliffe
                              525 University Avenue
                        Palo Alto, California 94301-1900
                                 (415) 324-7000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                Proposed           Proposed
         Title of                                maximum            maximum
        securities            Amount            offering           aggregate            Amount of
           to be               to be            price per          offering           registration
        registered          registered          share (1)            price                 fee
- ---------------------------------------------------------------------------------------------------
       Common Stock,
       no par value          1,250,000          $16.1875          $20,234,375           $6,978.00
===================================================================================================


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices reported on the American Stock Exchange on May 10, 1996.

                                     PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed with the Commission by Identix Incorporated are incorporated by reference in this registration statement:

         (a) The registrant's latest annual report (Form 10-K) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed;

         (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in
               (a) above;

         (c) The description of the Common Stock of the registrant contained in the registration statement filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act.

          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 317 of the California Corporations Code (the "Code") permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, indemnity in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Article IV of the Registrant's Articles of Incorporation provides:

          "The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This corporation is also authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporations Code), whether by bylaw, agreement or otherwise in excess of the indemnification expressly permitted by Section 317 and to advance defense expenses to its agents in connection with such matters, as they are incurred. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to "California law" shall to that extent be deemed to refer to California law as so amended."

Article VI of the Registrant's By-laws provides:

          "Section 1: INDEMNIFICATION. As authorized by the articles of incorporation, to the fullest extent permissible under California law and in excess of that which is expressly permitted by Section 317 of the California Corporations Code (the "Code"), the corporation shall indemnify its directors and officers against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by them in connection with any proceeding, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plants). To the fullest extent permissible under California law, expenses incurred by a director or officer seeking indemnification under this bylaw in defending any proceeding shall be advanced by the corporation as they are incurred upon receipt by the corporation of an undertaking or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the corporation for those expenses. If, after the effective date of this bylaw, California law is amended in a manner which permits the corporation to authorize indemnification of, or advancement of expenses to, its directors or officers, in any such case to a greater extent than is permitted on such effective date, the references in this bylaw to "California law" shall to that extent be deemed to refer to California law as so amended. The rights granted by this bylaw are contractual in nature and, as such, may not be altered with respect to any present or former director of officer without the written consent of that person.

          Section 2. PROCEDURE. Upon written request to the Board of Directors by a person seeking indemnification under this bylaw, the Board shall promptly determine in accordance with Section 317(e) of the Code whether the applicable standard of conduct has been met and, if so, the Board shall authorize indemnification. If the Board cannot authorize indemnification because the number of directors who are parties to the proceeding with respect to which indemnification is sought prevents the formation of a quorum of directors who are not parties to the proceeding, then, upon written request by the person seeking indemnification, independent legal counsel (by means of a written opinion obtained at the corporation's expense) or the corporation's shareholders shall determine whether the applicable standard of conduct has been met and, if so, shall authorize indemnification.

             Section 3. DEFINITIONS. The term "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification."

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         5      Opinion of Heller Ehrman White & McAuliffe

         23.1   Consent of Heller Ehrman White & McAuliffe (filed as part  of
                Exhibit 5)

         23.2   Consent of Independent Accountants

         24     Power of Attorney

         99.1   Identix Incorporated Equity Incentive Plan

         99.2   Identix Incorporated Nonemployee Directors Stock Option Plan

Item 9.  UNDERTAKINGS

         A.     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect
                              to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 17th day of May, 1996.

                                 IDENTIX INCORPORATED



                                 By:  /s/ James P. Scullion
                                     ------------------------------------------
                                     James P. Scullion, Vice President, Finance,
                                     Chief Financial Officer and Secretary



                      POWER OF ATTORNEY TO SIGN AMENDMENTS

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Randall C. Fowler and James P. Scullion, and each of them, with full power of substitution and full power to act without the other such person's true and lawful attorney-in-fact and agent for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

/s/RANDALL C. FOWLER        Chairman of the Board of                May 17, 1996
- ----------------------       Directors, Chief Executive Officer
Randall C. Fowler            and President (Principal
                             Executive Officer)

/s/JAMES P. SCULLION        Vice President, Finance,                May 17, 1996
- ----------------------       Chief Financial Officer and
James P. Scullion            Secretary (Principal Accounting
                             Officer)

                            Director                                May   , 1996
- ----------------------
Patrick H. Morton


/s/RANDALL HAWKS, JR.       Director                                May 16, 1996
- ----------------------
Randall Hawks, Jr.



- ----------------------      Director                                May   , 1996
Fred J. Sutter


/s/LARRY J. WELLS           Director                                May 15, 1996
- ----------------------
Larry J. Wells


/s/HARRISON N. WALTHER      Director                                May 16, 1996
- ----------------------
Harrison N. Walther


/s/ED ZSCHAU                Director                                May 16, 1996
- ----------------------
Ed Zschau

                                INDEX TO EXHIBITS
                                -----------------

Item No.            Description of Item
- --------            -------------------
  5       Opinion of Heller Ehrman White & McAuliffe ...........................

 23.1     Consent of Heller Ehrman White & McAuliffe (filed as part of
          Exhibit 5)...........................................................

 23.2     Consent of Independent Accountants ...................................

 24       Power of Attorney (See page 6 of Form 10-Q)..........................

 99.1     Identix Incorporated Equity Incentive Plan ...........................

 99.2     Identix Incorporated Nonemployee Directors Stock Option Plan..........
